Exhibit 99.2

Tyco Electronics Q3 2010 Earnings Call July 22, 2010

Forward-Looking Statements and Other Disclosure Matters Forward-Looking Statements --This presentation contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Tyco Electronics has no intention and is under no obligation to update or alter (and expressly disclaims any such intention or obligation to do so) its forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this presentation include statements addressing our future financial condition and operating results and the acquisition of ADC Telecommunications, Inc. (ADC). Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as developments in the credit markets; conditions affecting demand for products, particularly the automotive industry and the telecommunications, computer and consumer electronics industries; future goodwill impairment; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; political, economic and military instability in countries in which we operate; compliance with current and future environmental and other laws and regulations; the possible effects on us of changes in tax laws, tax treaties and other legislation; the risk that the ADC transaction may not be consummated; the risk that a regulatory approval that may be required for the transaction is not obtained or is obtained subject to conditions that are not anticipated; the risk that ADC will not be integrated successfully into Tyco Electronics; and the risk that revenue opportunities, cost savings and other anticipated synergies from the transaction may not be fully realized or may take longer to realize than expected. More detailed information about these and other factors is set forth in Tyco Electronics’ Annual Report on Form 10-K for the fiscal year ended September 25, 2009 and Quarterly Reports on Form 10-Q for the quarterly periods ended December 25, 2009 and March 26, 2010, as well as in Tyco Electronics’ Current Reports on Form 8-K and other reports filed by Tyco Electronics with the Securities and Exchange Commission. Non-GAAP Measures -- Where we have used non-GAAP financial measures, reconciliations to the most comparable GAAP measure are provided, along with a disclosure on the usefulness of the non-GAAP measure, in this presentation. Correction of Immaterial Errors -- During the third quarter of fiscal 2010, the Company identified certain errors in its accounting for income taxes. The Company has corrected these errors in the affected prior periods. Please refer to the appendix for additional information regarding the correction of immaterial errors.

Summary Very strong performance in the third quarter Sales up 23% year on year and 4% sequentially Adjusted operating margin of 15%, up 110 bps sequentially Adjusted EPS of $0.70, up 9% sequentially Free cash flow of $283 million Fourth consecutive quarter of positive book-to-bill Sequential order growth of 7% and book-to-bill of 1.06 Industrial/ infrastructure orders up 16% Consumer markets leveled off in the quarter

Q3 Orders Summary Overall orders up 7% sequentially Industrial/ Infrastructure up 16% Consumer essentially flat Order trends remain strong with total book-to-bill of 1.06 Electronic Components 1.09 Network Solutions 1.03 Specialty Products 1.07 Subsea Communications 0.74 Sequential order trends by region, excluding SubCom ($ in Millions) Segment Q3 FY10 Q3 FY09 Q2 FY10 Y/Y Change Q/Q Change Electronic Components 2,255 $ 1,530 $ 2,203 $ 47% 2% Network Solutions 457 406 413 13% 11% Specialty Products 426 343 399 24% 7% Subsea Communications 126 34 43 270% 192% Total 3,264 $ 2,313 $ 3,058 $ 41% 7% Consumer vs. Industrial/ Infrastructure Markets Consumer 1,517 $ 1,134 $ 1,546 $ 34% (2%) Percent of Total 46% 49% 51% Industrial/ Infrastructure 1,747 1,179 1,512 48% 16% Percent of Total 54% 51% 49% Total 3,264 $ 2,313 $ 3,058 $ 41% 7% Actual Organic Americas 13% 13% EMEA (3%) 4% Asia 6% 6% Total 4% 7%

Q3 Revenue Summary Year-on-year and sequential increases driven by growth across all end markets, excluding Subsea Communications ($ in M illions) Segment Q3 FY10 Q3 FY09 Q2 FY10 Y/Y Change Q/Q Change Electronic Components 2,074 $ 1,424 $ 1,984 $ 46% 5% Network Solutions 442 425 394 4% 12% Specialty Products 398 340 371 17% 7% Subsea Communications 170 319 208 (47%) (18%) Total 3,084 $ 2,508 $ 2,957 $ 23% 4% Consumer vs. Industrial/ Infrastructure Markets Consumer 1,455 $ 1,020 $ 1,423 $ 43% 2% Percent of Total 47% 41% 48% Industrial/ Infrastructure 1,629 1,488 1,534 9% 6% Percent of Total 53% 59% 52% Total 3,084 $ 2,508 $ 2,957 $ 23% 4%

Q3 Revenue by Segment

Electronic Components - Revenue $2,074 Million

($ in Millions)



Automotive $1,036
DataComm $260
Industrial $233
Appliance $153
Computer $130
Consumer Devices $99
Other $163

- Automotive up 47% vs. prior year, and 5% vs. Q2 due to increased automotive demand and content.
- DataComm up 37% vs. prior year, and 14% vs. Q2 due to increased enterprise spending as well as new program wins.
- Industrial up 65% vs. prior year, and 12% vs. Q2 driven by increased capital spending and distribution replenishment.
- Appliance up 51% vs. prior year, and 9% vs. Q2 due to strong demand particularly in Asia.
- Computer up 32% vs. prior year, and 10% vs. Q2 due to recovery in emerging markets and growth of notebook/ netbook market.
- Consumer Devices up 10% vs. prior year, and 1% vs. Q2.

Network Solutions - Revenue $442 Million

($ in Millions)



Service Providers $132
Energy $188
Other $6
Enterprise Networks $116

- Energy up 4% vs. prior year, and up 12% vs. Q2. Sequential increase due to improving demand in Europe and normal seasonality.
- Service Providers up 7% vs. prior year, and 29% vs. Q2 driven by increased spending by carriers in all regions.
- Enterprise Networks up 16% vs. prior year, and 12% vs. Q2 reflecting increased investment in data centers and government and education markets.

Revenue changes are on an organic basis. Organic sales growth is a non-GAAP measure; see Appendix for description and reconciliation.

Tyco Electronics
page 6 / July 22, 2010

Specialty Products - Revenue $398 Million Subsea Communications - Revenue $170 Million Revenue down 47% vs. prior year, and 18% sequentially. Backlog at quarter-end of $583M. Expect ~$725 of revenue in fiscal 2010. Q3 Revenue by Segment (cont.) Aerospace, Defense & Marine up 8% vs. prior year, and 9% vs. Q2 due to improving conditions in commercial aircraft and replenishment in the distribution channel. Touch Systems up 31% vs. prior year, and 16% vs. Q2 due to continued improvement in retail market. Circuit Protection up 39% vs. prior year, and 10% vs. Q2 due to growth in portable device applications. Medical up 5% vs prior year, and 2% vs. Q2 as spending on capital equipment and disposable devices continues to increase. ($ in Millions) Revenue changes are on an organic basis. ($ in Millions) Medical $62 Aerospace Defense & Marine $161 Circuit Protection $74 Touch Systems $101 $616 $137 $583 $(170) $0 $100 $200 $300 $400 $500 $600 $700 $800 Mar-10 Orders Q3 Sales Jun-10 Subsea Communications Backlog

Q3 Financial Summary ($ in Millions, except per share amounts) Adjusted Operating Income, Adjusted Operating Margin and Adjusted EPS are non-GAAP measures; see Appendix for description and reconciliation. Q3 FY10 Q3 FY09 Q2 FY10 Net Sales 3,084 $ 2,508 $ 2,957 $ Operating Income 467 $ 64 $ 398 $ Restructuring & Other Charges 3 63 12 Other Items (7) - - Adj. Operating Income 463 $ 127 $ 410 $ Operating Margin 15.1% 2.6% 13.5% Adjusted Operating Margin 15.0% 5.1% 13.9% GAAP Earnings Per Share 0.72 $ 0.05 $ 0.66 $ Restructuring & Other Charges 0.01 0.11 0.02 Tax & Other Items, net (0.03) - (0.04) Adjusted EPS 0.70 $ 0.16 $ 0.64

Q3 Operating Results Gross Margin Performance Continued strong fall-through due to: Volume increases Productivity gains SubCom gross margin benefitted overall gross margin by ~50 basis points due to favorable project execution Expect gross margin of 31.5 to 32% for Q4 Operating Expense Performance Operating Expenses down ~160bps vs. Q2 due to: Volume leverage Benefit of currency effects Expect RD&E of ~5% and SG&A of ~12.5% for Q4 Operating Expenses Gross Margin Percentage 20% 23% 25% 28% 30% 33% 35% GM % 29% 23% 23% 26% 29% 32% 32% FY 2008 Mar 2009 Jun 2009 Sep 2009 Dec 2009 Mar 2010 Jun 2010 Q3 FY10 Q3 FY09 Q2 FY10 RD&E 147 $ 130 $ 142 $ SG&A 375 330 406 Total 522 $ 460 $ 548 $ % of Sales RD&E 4.8% 5.2% 4.8% SG&A 12.2% 13.2% 13.7%

Q3 Other Items

($ in Millions)

	Q3 FY10	Q3 FY09
Interest Expense, Net	$ (34)	$ (38)
Other Income, Net	$ 42	$ 5
Adj. Other Income, Net	$ 9	$ 5
Income Tax Expense	$ (144)	$ (6)
Effective Tax Rate	*30%*	*19%*
Adj. Income Tax Expense	$ (118)	$ (18)
Adj. Effective Tax Rate	*27%*	*19%*

Adjusted Other Income, Adjusted Income Tax Expense and Adjusted Effective Tax Rate are non-GAAP measures; see Appendix for description and reconciliation.

- **Interest Expense**
  - ✓ Benefit of lower debt levels
- **Other Income**
  - ✓ Relates to Tax Sharing Agreement
  - ✓ Expect ~$13 million in Q4
- **Income Taxes on Adjusted Income**
  - ✓ Expect tax rate of ~26% for Q4

Tyco Electronics

page 10 / July 22, 2010

Q3 Free Cash Flow and Working Capital

($ in Millions)

	Q3 FY10	Q3 FY09
Cash from Continuing Operations	$ 375	$ 336
Capital Expenditures	(92)	(61)
Proceeds on Asset Sales	-	2
Pre-separation Litigation Payments	-	50
Free Cash Flow	**$ 283**	**$ 327**
Restructuring Cash Spend	$ 30	$ 80
Cash Taxes	$ 25	$ 15
A/R - $	$ 2,216	$ 1,795
Days Sales Outstanding	65	64
Inventory (ex. CIP) - $	$ 1,473	$ 1,419
Days on Hand	63	67
Accounts Payable - $	$ 1,394	$ 951
Days Outstanding	60	45

Q3 Free Cash Flow driven by:

- Strong earnings levels and low adjusted cash tax rate of 6%
- Moderate working capital increases as volumes return
  - ✓ Days metrics remain in line with expectations
- Capital spending below historical average
  - ✓ Capital spending of ~3% of sales in Q3
  - ✓ Expect capital spending of ~4% of sales in Q4
- Restructuring
  - ✓ Q3 cash spending of $30 million
  - ✓ Expect ~$40 million cash spending in Q4

Expect 2010 Free Cash Flow of ~$1.3 Billion

Free Cash Flow is a non-GAAP measure; see Appendix for description.

Tyco Electronics

page 11 / July 22, 2010

Q3 Liquidity and Debt ($ in Millions) Liquidity and use of cash: Dividends $0.16 per share paid in June Share Repurchase Repurchased ~8M shares ADC acquisition expected to be funded with ~$1 billion of cash, remainder with debt Liquidity Summary Q3 FY10 Q3 FY09 Beginning Cash Balance 1,839 $ 727 $ Free Cash Flow 283 327 Debt Reduction - (336) Dividends (72) (74) Share Repurchase (208) - Pre-separation Litigation Payments (24) (50) Proceeds from Divestiture of Businesses - 675 Other (3) (11) Ending Cash Balance 1,815 $ 1,258 $ Available Credit Facility 1,425 $ 1,425 $ Total Debt 2,415 $ 2,579 $

Q4 Outlook * Assumes current currency exchange rates Q4 Outlook* Sales up 13-17% year over year; essentially flat sequentially Industrial markets up 3-7% Consumer markets down 1-4% Subsea Communications of ~$150 million Adjusted operating margin of 14%+ Full Year Outlook* Sales of ~$12.0 billion, up 17% year over year Ex Subsea Communications – up 24% year over year Adjusted EPS of $2.49 to $2.53, up from $0.81 in prior year Gross margin ~31%, up from 25% last year $0.72 ($ in Millions, except per share amounts) Q4 Outlook* Q4 FY09 Q3 FY10 Sales $3,050 to $3,150 $2,698 $3,084 Operating Income $415 to $445 $176 $467 Restructuring and Other Charges ($15) ($45) ($3) Other Items - - $7 Adjusted Operating Income $430 to $460 $221 $463 GAAP Diluted EPS $0.65 to $0.69 $0.18 Adjusted Diluted EPS $0.68 to $0.72 $0.30 $0.70

Q & A

Appendix

Non-GAAP Measures and Other Disclosure Matters Non-GAAP Measures “Organic Sales Growth,” “Adjusted Operating Income,” “Adjusted Operating Margin,” “Adjusted Other Income, Net,” “Adjusted Income Tax (Expense) Benefit,” “Adjusted Effective Tax Rate,” “Adjusted Income from Continuing Operations,” “Adjusted Earnings Per Share,” and “Free Cash Flow” (FCF) are non-GAAP measures and should not be considered replacements for GAAP* results. “Organic Sales Growth” is a useful measure used by the company to measure the underlying results and trends in the business. The difference between reported net sales growth (the most comparable GAAP measure) and Organic Sales Growth (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures. Organic Sales Growth is a useful measure of the company’s performance because it excludes items that: i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity. The limitation of this measure is that it excludes items that have an impact on the company’s sales. This limitation is best addressed by using organic sales growth in combination with the GAAP results. See the accompanying tables to this presentation for the reconciliation presenting the components of Organic Sales Growth. The company has presented its operating income before special items including charges related to legal settlements and reserves, restructuring charges, impairment charges, acquisition related charges, and other income or charges (“Adjusted Operating Income”). The company utilizes Adjusted Operating Income to assess segment level core operating performance and to provide insight to management in evaluating segment operating plan execution and underlying market conditions. It is also a significant component in the company’s incentive compensation plans. Adjusted Operating Income is a useful measure for investors because it better reflects the company’s underlying operating results, trends and the comparability of these results between periods. The difference between Adjusted Operating Income and operating income (the most comparable GAAP measure) consists of the impact of charges related to legal settlements and reserves, restructuring charges, impairment charges, acquisition related charges and other income or charges that may mask the underlying operating results and/or business trends. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease the company’s reported operating income. This limitation is best addressed by using Adjusted Operating Income in combination with operating income (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results. The company has presented its operating margin before special items including charges related to legal settlements and reserves, restructuring charges, impairment charges, acquisition related charges and other income or charges (“Adjusted Operating Margin”). The company presents Adjusted Operating Margin before special items to give investors a perspective on the underlying business results. Because the company cannot predict the amount and timing of such items and the associated charges or gains that will be recorded in the company’s financial statements, it is difficult to include the impact of those items in the forecast. The company has presented other income, net before special items including tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items and the gain on retirement of debt (“Adjusted Other Income, Net”). The company presents Adjusted Other Income, Net as it believes that it is appropriate for investors to consider results excluding these items in addition to its results in accordance with GAAP. The difference between Adjusted Other Income, Net and other income, net (the most comparable GAAP measure) consists of tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items and the gain on retirement of debt. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease other income, net. This limitation is best addressed by using Adjusted Other Income, Net in combination with other income, net (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts. The company has presented income tax (expense) benefit after adjusting for the tax effect of special items including charges related to restructuring, impairment charges, acquisition related charges and other income or charges, and certain significant special tax items (“Adjusted Income Tax (Expense) Benefit”). The company presents Adjusted Income Tax (Expense) Benefit to provide investors further information regarding the tax effects of adjustments used in determining the non-GAAP financial measure Adjusted Income from Continuing Operations (as defined below). The difference between Adjusted Income Tax (Expense) Benefit and income tax (expense) benefit (the most comparable GAAP measure) is the tax effect of adjusting items and certain significant special tax items. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease income tax (expense) benefit. This limitation is best addressed by using Adjusted Income Tax (Expense) Benefit in combination with income tax (expense) benefit (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts. * U.S. Generally Accepted Accounting Principles

Non-GAAP Measures and Other Disclosure Matters (cont.) The company has presented effective income tax rate after adjusting for the tax effect of special items including charges related to restructuring, impairment charges, acquisition related charges and other income or charges, and certain significant special tax items (“Adjusted Effective Tax Rate”). The company presents Adjusted Effective Tax Rate to provide investors further information regarding the tax rate effects of adjustments used in determining the non-GAAP financial measure Adjusted Income from Continuing Operations (as defined below). The difference between Adjusted Effective Tax Rate and effective income tax rate (the most comparable GAAP measure) is the tax rate effect of the adjusting items and certain significant special tax items. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease the effective income tax rate. This limitation is best addressed by using Adjusted Effective Tax Rate in combination with effective income tax rate (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts. The company has presented income from continuing operations attributable to Tyco Electronics Ltd. before special items including charges related to legal settlements and reserves, restructuring charges, impairment charges, acquisition related charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, and, if applicable, related tax effects (“Adjusted Income from Continuing Operations”). The company presents Adjusted Income from Continuing Operations as it believes that it is appropriate for investors to consider results excluding these items in addition to its results in accordance with GAAP. Adjusted Income from Continuing Operations provides additional information regarding the company’s underlying operating results, trends and the comparability of these results between periods. The difference between Adjusted Income from Continuing Operations and income from continuing operations attributable to Tyco Electronics Ltd. (the most comparable GAAP measure) consists of the impact of charges related to legal settlements and reserves, restructuring charges, impairment charges, acquisition related charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, and, if applicable, related tax effects. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease the company’s reported results. This limitation is best addressed by using Adjusted Income from Continuing Operations in combination with income from continuing operations attributable to Tyco Electronics Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts. The company has presented diluted earnings per share from continuing operations attributable to Tyco Electronics Ltd. before special items, including charges related to legal settlements and reserves, restructuring charges, impairment charges, acquisition related charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, and, if applicable, related tax effects (“Adjusted Earnings Per Share”). The company presents Adjusted Earnings Per Share because it believes that it is appropriate for investors to consider results excluding these items in addition to its results in accordance with GAAP. The company believes such a measure provides a picture of its results that is more comparable among periods since it excludes the impact of special items, which may recur, but tend to be irregular as to timing, thereby making comparisons between periods more difficult. This limitation is best addressed by using Adjusted Earnings Per Share in combination with diluted earnings per share from continuing operations attributable to Tyco Electronics Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results. “Free Cash Flow” (FCF) is a useful measure of the company’s cash generation which is free from any significant existing obligation. The difference between cash flows from operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows that the company believes are useful to identify. FCF permits management and investors to gain insight into the amount that management employs to measure cash that is free from any significant existing obligation. The difference reflects the impact from: net capital expenditures, voluntary pension contributions, and cash impact of special items. Net capital expenditures are subtracted because they represent long-term commitments. Voluntary pension contributions are subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity. The company forecasts its cash flow results excluding any voluntary pension contributions because it has not yet made a determination about the amount and timing of any future such contributions. In addition, the company’s forecast excludes the cash impact of special items because the company cannot predict the amount and timing of such items.

Non-GAAP Measures and Other Disclosure Matters (cont.) The limitation associated with using FCF is that it subtracts cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and that therefore may imply that there is less or more cash that is available for the company's programs than the most comparable GAAP measure. This limitation is best addressed by using FCF in combination with the GAAP cash flow results. FCF as presented herein may not be comparable to similarly-titled measures reported by other companies. The measure should be used in conjunction with other GAAP financial measures. Investors are urged to read the company’s financial statements as filed with the Securities and Exchange Commission. Because the company does not predict the amount and timing of special items that might occur in the future, and its forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, the company does not provide reconciliations to GAAP of its forward-looking financial measures. Correction of Immaterial Errors During the third quarter of fiscal 2010, the Company identified certain errors in its accounting for income taxes. These errors related to the adoption of the uncertain tax position provisions of ASC 740, Income Taxes, in fiscal 2008 and data utilized in the determination of the Company’s income tax provision in fiscal 2005 through fiscal 2009. The Company has evaluated the effects of these errors individually and in the aggregate and determined that its prior period financial statements are not materially misstated. However, the Company has determined that the cumulative effect of correcting these errors in the third quarter of fiscal 2010 would be material to the fiscal 2010 financial statements. Therefore, the Company has corrected these errors in the affected prior periods. More information related to these corrections is provided in the schedules in this appendix.

Net Sales Growth Reconciliation – Q3 10 vs. Q3 09

	Change in Net Sales for the Quarter Ended June 25, 2010 versus Net Sales for the Quarter Ended June 26, 2009						Percentage of Segment's Total Net Sales for the Quarter Ended June 25, 2010
	Organic [1]		Translation [2]	Divestitures	Total		
	($ in millions)						
Electronic Components [3]:							
Automotive	$ 341	46.6 %	$ (13)	$ -	$ 328	46.3 %	50 %
DataComm	71	37.2	(1)	-	70	36.8	13
Industrial	92	64.6	-	(2)	90	62.9	11
Appliance	51	51.2	2	-	53	53.0	7
Computer	31	32.1	2	-	33	34.0	6
Consumer Devices	10	10.4	(2)	(1)	7	7.6	5
Other	70	74.0	(1)	-	69	73.4	8
Total	666	46.1	(13)	(3)	650	45.6	100 %
Network Solutions [3]:							
Energy	9	4.4	(4)	(12)	(7)	(3.6)	43
Service Providers	9	7.3	(1)	-	8	6.5	30
Enterprise Networks	16	15.5	-	-	16	16.0	26
Other	-	-	-	-	-	-	1
Total	34	8.0	(5)	(12)	17	4.0	100 %
Specialty Products [3]:							
Aerospace, Defense, and Marine	11	7.6	(1)	-	10	6.6	40
Touch Systems	24	31.2	(1)	-	23	29.5	25
Circuit Protection	20	39.3	2	-	22	42.3	19
Medical	3	4.5	-	-	3	5.1	16
Total	58	17.2	-	-	58	17.1	100 %
Subsea Communications	(149)	(46.7)	-	-	(149)	(46.7)	
Total	$ 609	24.3 %	$ (18)	$ (15)	$ 576	23.0 %	

[1] Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates. Organic net sales growth is a non-GAAP measure. See description of non-GAAP measures contained in this appendix.

[2] Represents the change in net sales resulting from changes in foreign currency exchange rates.

[3] Industry end market information about net sales is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

Tyco Electronics

page 19 / July 22, 2010

Net Sales Growth Reconciliation – Q3 10 vs. Q2 10

	Change in Net Sales for the Quarter Ended June 25, 2010 versus Net Sales for the Quarter Ended March 26, 2010						Percentage of Segment's Total Net Sales for the Quarter Ended June 25, 2010
	Organic [1]		Translation [2]	Total			
	($ in millions)						
Electronic Components [3]:							
Automotive	$ 52	5.1 %	$ (43)	$ 9	0.9 %		50 %
DataComm	31	13.5	(3)	28	12.1		13
Industrial	27	12.4	(8)	19	8.9		11
Appliance	14	9.4	(3)	11	7.7		7
Computer	12	9.6	(1)	11	9.2		6
Consumer Devices	1	1.4	(2)	(1)	(1.0)		5
Other	16	10.9	(3)	13	8.7		8
Total	153	7.7	(63)	90	4.5		100 %
Network Solutions [3]:							
Energy	22	12.0	(10)	12	6.8		43
Service Provider	31	29.3	(5)	26	24.5		30
Enterprise Networks	13	12.4	(3)	10	9.4		26
Other	-	-	-	-	-		1
Total	66	16.8	(18)	48	12.2		100 %
Specialty Products [3]:							
Aerospace, Defense, and Marine	14	8.8	(5)	9	5.9		40
Touch Systems	14	15.8	(3)	11	12.2		25
Circuit Protection	7	10.4	(1)	6	8.8		19
Medical	1	2.3	-	1	1.6		16
Total	36	9.7	(9)	27	7.3		100 %
Subsea Communications	(38)	(18.3)	-	(38)	(18.3)		
Total	$ 217	7.4 %	$ (90)	$ 127	4.3 %		

[1] Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates. Organic net sales growth is a non-GAAP measure. See description of non-GAAP measures contained in this appendix.
[2] Represents the change in net sales resulting from changes in foreign currency exchange rates.
[3] Industry end market information about net sales is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

Tyco Electronics
page 20 / July 22, 2010

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended June 25, 2010 (1) Includes income tax expense related to certain proposed adjustments to prior year tax returns and income tax benefits associated with the completion of an audit of prior year tax returns. Also includes the related impact to other income pursuant to to the Tax Sharing Agreement with Tyco International and Covidien. Restructuring and Other Tax Other Items, Adjusted U.S. GAAP Charges, Net Items (1) Net (2) (Non-GAAP) (3) Operating Income: Electronic Components 298 $ 4 $ - $ - $ 302 $ Network Solutions 60 (1) - - 59 Specialty Products 66 1 - - 67 Subsea Communications 36 (1) - - 35 Pre-separation litigation credits 7 - - (7) - Total 467 $ 3 $ - $ (7) $ 463 $ Operating Margin 15.1% 15.0% Other Income, Net 42 $ - $ (33) $ - $ 9 $ Income Tax Expense (144) $ - $ 26 $ - $ (118) $ Effective Tax Rate 30.3% 26.9% Income from Continuing Operations Attributable to Tyco Electronics Ltd. 330 $ 3 $ (7) $ (7) $ 319 $ Diluted Earnings per Share from Continuing Operations Attributable to Tyco Electronics Ltd. 0.72 $ 0.01 $ (0.02) $ (0.02) $ 0.70 $ (3) See description of non-GAAP measures contained in this appendix. Adjustments (2) Consists of $7 million of credits related to pre-separation securities litigation. ($ in millions, except per share data)

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended June 26, 2009 Adjustments Restructuring and O ther Adjusted U.S. GAAP Charges, Net (Non-GAAP) (1) Operating Income: Electronic Components (82) $ 46 $ (36) $ Network Solutions 31 15 46 Specialty Products 42 1 43 Subsea Communications 73 1 74 Total 64 $ 63 $ 127 $ Operating Margin 2.6% 5.1% Other Income, Net 5 $ - $ 5 $ Income Tax Expense (6) $ (12) $ (18) $ Effective Tax Rate 19.4% 19.1% Income from Continuing Operations Attributable to Tyco Electronics Ltd. 23 $ 51 $ 74 $ Diluted Earnings per Share from Continuing Operations Attributable to Tyco Electronics Ltd. 0.05 $ 0.11 $ 0.16 $ ($ in millions, except per share data) (1) See description of non-GAAP measures contained in this appendix.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended March 26, 2010 (2) See description of non-GAAP measures contained in this appendix. Restructuring and Other Tax Adjusted U.S. GAAP Charges, Net Items (1) (Non-GAAP) (2) Operating Income: Electronic Components 262 $ 8 $ - $ 270 $ Network Solutions 42 - - 42 Specialty Products 49 4 - 53 Subsea Communications 45 - - 45 Total 398 $ 12 $ - $ 410 $ Operating Margin 13.5% 13.9% Other Income, Net 75 $ - $ (64) $ 11 $ Income Tax Expense (135) $ (1) $ 46 $ (90) $ Effective Tax Rate 30.6% 23.1% Income from Continuing Operations Attributable to Tyco Electronics Ltd. 304 $ 11 $ (18) $ 297 $ Diluted Earnings per Share from Continuing Operations Attributable to Tyco Electronics Ltd. 0.66 $ 0.02 $ (0.04) $ 0.64 $ (1) Includes income tax expense related to certain proposed adjustments to prior year tax returns and the related impact to other income pursuant to the Tax Sharing Agreement with Tyco International and Covidien. Also includes an income tax benefit recognized in connection with a reduction in the valuation allowance associated with certain tax loss carryforwards. Adjustments ($ in millions, except per share data)

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended September 25, 2009 Restructuring and Other Tax Retirement Adjusted U.S. GAAP Charges, Net (1) Items (2) of Debt (Non-GAAP) (3) Operating Income: Electronic Components 38 $ 24 $ - $ - $ 62 $ Network Solutions 37 14 - - 51 Specialty Products 47 4 - - 51 Subsea Communications 54 3 - - 57 Total 176 $ 45 $ - $ - $ 221 $ Operating Margin 6.5% 8.2% Other Income (Expense), Net (55) $ - $ 86 $ (22) $ 9 $ Income Tax Expense (3) $ (9) $ (46) $ - $ (58) $ Effective Tax Rate 3.5% 29.4% Income from Continuing Operations Attributable to Tyco Electronics Ltd. 81 $ 36 $ 40 $ (19) $ 138 $ Diluted Earnings per Share from Continuing Operations Attributable to Tyco Electronics Ltd. 0.18 $ 0.08 $ 0.09 $ (0.04) $ 0.30 $ (3) See description of non-GAAP measures contained in this appendix. ($ in millions, except per share data) (1) Includes $46 million recorded in net restructuring and other charges and a $1 million credit recorded in cost of sales. Adjustments (2) Includes an income tax benefit primarily related to proposed adjustments to prior year tax returns, and charges to other expense pursuant to the Tax Sharing Agreement with Tyco International and Covidien.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Year Ended September 25, 2009

		Adjustments				
	U.S. GAAP	Restructuring and Other Charges, Net [1]	Impairment of Goodwill	Tax Items [2]	Other Items, Net [3]	Adjusted (Non-GAAP) [4]
	($ in millions, except per share data)					
Operating Income (Loss):						
Electronic Components	$ (3,716)	$ 278	$ 3,435	$ -	$ -	$ (3)
Network Solutions	133	56	-	-	-	189
Specialty Products	34	31	112	-	8	185
Subsea Communications	219	8	-	-	-	227
Pre-separation litigation charges	(144)	-	-	-	144	-
Total	$ (3,474)	$ 373	$ 3,547	$ -	$ 152	$ 598
Operating Margin	NM [6]					5.8%
Other Income (Expense), Net	$ (48)	$ -	$ -	$ 86	$ (22)	$ 16
Income Tax (Expense) Benefit	$ 567	$ (87)	$ (523)	$ (46)	$ (3)	$ (92)
Effective Tax Rate	15.4%					19.6%
Income (Loss) from Continuing Operations Attributable to Tyco Electronics Ltd.	$ (3,109)	$ 286	$ 3,024	$ 40	$ 130	$ 371
Diluted Earnings (Loss) per Share from Continuing Operations Attributable to Tyco Electronics Ltd. [5]	$ (6.77)	$ 0.62	$ 6.57	$ 0.09	$ 0.28	$ 0.81

[1] Includes $375 million recorded in net restructuring and other charges and a $2 million credit recorded in cost of sales.

[2] Includes an income tax benefit primarily related to proposed adjustments to prior year tax returns, and charges to other expense pursuant to the Tax Sharing Agreement with Tyco International and Covidien.

[3] Consists of $144 million of charges related to the settlement of pre-separation securities litigation and $8 million of costs related to a product liability matter from several years ago recorded in selling, general, and administrative expenses. Also includes net gain related to retirement of debt of $19 million.

[4] See description of non-GAAP measures contained in this appendix.

[5] GAAP diluted shares excludes 1 million of non-vested restricted share awards and non-vested options as the inclusion of these securities would have been anti-dilutive. Such amounts are included in non-GAAP diluted shares.

[6] Not meaningful.

Tyco Electronics

page 25 / July 22, 2010

Correction of Immaterial Errors

The impact of correcting the immaterial errors on the Company's Condensed Consolidated Statements of Operations is as follows:

	For the Quarter Ended June 26, 2009				For the Nine Months Ended June 26, 2009				For the Quarter Ended September 25, 2009				For the Year Ended September 25, 2009			
	Amounts Previously Reported		As Corrected		Amounts Previously Reported		As Corrected		Amounts Previously Reported		As Corrected		Amounts Previously Reported		As Corrected	
	(in millions, except per share data)															
Income tax (expense) benefit	$	(3)	$	(6)	$	577	$	570	$	(1)	$	(3)	$	576	$	567
Income (loss) from continuing operations		28		25		(3,178)		(3,185)		84		82		(3,094)		(3,103)
Net income (loss)		(72)		(75)		(3,344)		(3,351)		94		92		(3,250)		(3,259)
Net income (loss) attributable to Tyco Electronics Ltd.		(74)		(77)		(3,349)		(3,356)		93		91		(3,256)		(3,265)
Amounts attributable to Tyco Electronics Ltd.:																
Income (loss) from continuing operations		26		23		(3,183)		(3,190)		83		81		(3,100)		(3,109)
Net income (loss)		(74)		(77)		(3,349)		(3,356)		93		91		(3,256)		(3,265)
Basic earnings (loss) per share attributable to Tyco Electronics Ltd.:																
Income (loss) from continuing operations	$	0.06	$	0.05	$	(6.95)	$	(6.97)	$	0.18	$	0.18	$	(6.75)	$	(6.77)
Net income (loss)		(0.16)		(0.17)		(7.31)		(7.33)		0.20		0.20		(7.09)		(7.11)
Diluted earnings (loss) per share attributable to Tyco Electronics Ltd.:																
Income (loss) from continuing operations	$	0.06	$	0.05	$	(6.95)	$	(6.97)	$	0.18	$	0.18	$	(6.75)	$	(6.77)
Net income (loss)		(0.16)		(0.17)		(7.31)		(7.33)		0.20		0.20		(7.09)		(7.11)

See discussion of the correction of immaterial errors contained in this appendix.

Tyco Electronics

page 26 / July 22, 2010